SECOND AMEDNDMENT TO TERM LOAN

WHEREAS: Crexendo, Inc. ("Borrower) entered a Term Loan Agreement ("Agreement") with Steven G. Mihaylo, Trustee under the Steven G. Mihaylo Trust dated August 19th 1999, ("Lender") on or about December 30, 2015.

WHEREAS: As part of that Agreement Lender agreed to Loan to Borrower up to Two Million Dollars ($2,000,000).

WHEREAS: The Agreement provided for an initial loan of One Million Dollars ($1,000,000) and allowed the Independent Board of Directors of the Company to demand that Lender make an additional One Million Dollar loan at the same terms and conditions by June 30th 2016, and later by amendment extended to May 31, 2017.

WHEREAS: The Board of Directors has not determined if the additional One Million Dollar loan will be required by May 31, 2017.

WHEREAS: Lender is willing to make the additional loan contemplated in the Agreement at a later date if the Independent Board of Directors determine that such loan is necessary.

BASED UPON THE FOREGOING IT IS AGREED

1. That the certain Loan Agreement entered between Borrower and Lender is amended to extend the time that the Board of Directors may require an additional One Million Dollar Loan.
2. The Section 2.1 of the Agreement is Amended to as follows:

Lender hereby agrees to advance to Borrowers, subject to the terms and conditions of this Agreement, the sum of up to Two Million Dollars ($2,000,000) with an interest rate of 9% per annum (the "Loan"). There will be an initial loan distribution on the Closing Date. The initial distribution of the loan shall be One Million Dollars ($1,000,000). Lender agrees to provide Additional Funding of up to an additional One Million Dollars ($1,000,000) if the Independent Members of the Board of Directors in their reasonable discretion determines that (i) the additional loan proceeds are necessary for the funding needs of the Company and (ii) that the terms of this loan in the Business Judgment of the Directors is in the best interest of the Company and its stockholders. The terms for the Additional Funding shall be at the same terms and conditions, including repayment term and interest provisions as the first One Million Dollars. The Board may make such a determination up to May 30, 2018.

3. The remainder of the Agreement shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

WITNESS the due execution of this Agreement as a document under seal as of this 27 day of February 2017.

The Steven G. Mihaylo trust dated August 19th 1999	**Crexendo, Inc.**
[signature]	[signature]
By: Steven G. Mihaylo, Trustee	By Ron Vincent (print name)
	Its Chief Financial Officer